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                                                                     Exhibit 4.2



                                                                  EXECUTION COPY




                        ASPEN INSURANCE HOLDINGS LIMITED




                  --------------------------------------------
                  AMENDED AND RESTATED INSTRUMENT CONSTITUTING
                       OPTIONS TO SUBSCRIBE FOR SHARES IN
                        ASPEN INSURANCE HOLDINGS LIMITED
                  --------------------------------------------

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                                                                               2


                                    CONTENTS

CLAUSE                                                                      PAGE

1.     Interpretation.........................................................1
2.     Constitution And Form Of Options......................................12
3.     Register And Option Certificates......................................12
4.     Subscription Rights And Mechanics Of Exercise.........................13
5.     Adjustment And Anti-Dilution..........................................18
6.     Undertakings Of The Company...........................................22
7.     Winding Up Of The Company.............................................23
8.     Transfer Of Options...................................................24
9.     Repurchase............................................................24
10.    Variation Of Rights...................................................24
11.    Confidentiality.......................................................24
12.    Replacement Of Option Certificates....................................25
13.    Notices...............................................................25
14.    Information Rights Of Optionholders...................................25
15.    Effect Of Amended Instrument..........................................25
16.    Third Party Rights....................................................25
17.    Governing Law.........................................................25

SCHEDULE 1           FORM OF OPTION CERTIFICATE..............................27

SCHEDULE 2           REGISTER, TRANSFERS AND NOTICES.........................33

SCHEDULE 3           MEETINGS................................................36

SCHEDULE 4           EXTRAORDINARY RESOLUTION................................40

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THIS AMENDED INSTRUMENT is entered into by way of deed poll on 2 December 2003

BY

ASPEN INSURANCE HOLDINGS LIMITED (formerly Exali Reinsurance Holdings Limited) a company incorporated in Bermuda (registered number EC32164), whose registered office is at Cannon's Court, 22 Victoria Street, Hamilton, HM12, Bermuda (the "COMPANY").

INTRODUCTION:

The Company has, by resolutions of its board of directors passed on 28 May 2002 and 21 June 2002, determined to create and issue options to subscribe for non-voting ordinary shares in the capital of the Company on the terms and subject to the conditions set out in the Instrument Constituting an Option to Subscribe for Shares in Exali Reinsurance Holdings Limited dated 21 June 2002 (the "ORIGINAL INSTRUMENT").

The Company having obtained the prior sanction of an Extraordinary Resolution, an executed version of which is attached hereto as Schedule 4, pursuant to clause 10.1 of the Original Instrument, wishes to amend, supplement and restate the Original Instrument by way of this deed poll (the "INSTRUMENT") as of the date hereof.

In connection with a proposed Listing as notified to the Optionholders in the 2003 Listing Notice, the Company has effected an Adjustment Event in accordance with clause 5.2 whereby the Subscription Rights exercisable in respect of Options have been increased by a multiple of 10 and the Subscription Price for each Option Share upon the exercise of such adjusted Subscription Rights has been reduced by a multiple of 10. In connection with this Instrument, the Optionholders shall be deemed to have received a notice of the Adjustment Event with respect to this Adjustment.

THIS INSTRUMENT WITNESSES as follows:

1.     INTERPRETATION

1.1    In this Instrument:

       "2003 LISTING NOTICE"           has the meaning set out in clause 4.4.

       "ACT"                           means the Bermudan Companies Act 1981;

       "ADJUSTMENT EVENT"              has the meaning set out in clause 5.3;

       "ADJUSTMENT"                    has the meaning set out in clause 5.3;

       "AFFILIATE"                     means in relation to any person, any
                                       undertaking which from time to time
                                       Controls, is Controlled by or is under
                                       the same Control as such party;

       "ANTICIPATED COMPLETION DATE"   has the meaning set out in clause 4.4;

       "APPLICABLE CONSENT"            has the meaning set out in clause 4.7;

       "ASSET SALE"                    means a sale by the Company or any of its
                                       subsidiaries for the time being of all or


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                                       substantially all the business, assets or
                                       undertakings of the Group;

       "AUTHORISED OPTIONHOLDERS"      has the meaning set out in clause 5.7;

       "BOARD"                         means the board of directors of the
                                       Company from time to time;

       "BUSINESS DAY"                  means a day other than a Saturday or
                                       Sunday on which banks generally are open for the transaction of normal banking business in London or New York, or both, as the context requires;

       "BYE-LAWS"                      means the bye-laws of the Company at the
                                       date of the Original Instrument and as
                                       amended from time to time;

       "CASH-LESS EXERCISE"            means the exercise of an Option pursuant
                                       to clause 4.9;

       "CLAIM OF WELLINGTON BREACH"    has the meaning set out in clause 4.2;

       "CONTROL"                       means, in relation to an undertaking, the
                                       ability for the time being, whether
                                       directly or indirectly, to control:

                                       (i)   50% or more of the voting rights
                                             exercisable at general meetings of
                                             the members of that undertaking on
                                             all, or substantially all, matters;

                                       (ii)  the right to appoint or remove
                                             directors having 50% or more of the
                                             voting rights exercisable at
                                             meetings of the board of directors
                                             of that undertaking on all, or
                                             substantially all, matters;

                                       (iii) all, or substantially all business
                                             decisions of that undertaking; and

                                       (iv)  any undertaking which is controlled
                                             by another undertaking shall be
                                             deemed to be controlled by further
                                             undertakings which control the
                                             controlling undertaking;

                                       and "Controls" and other cognate
                                       expressions shall be construed
                                       accordingly;

       "DOLLAR RATE"                   has the meaning set out in clause 4.9;


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       "EVENT NOTICE"                  has the meaning set out in clause 4.4;

       "EXIT EVENT"                    means a Sale, an Asset Sale or a Listing;

       "EXIT VALUE"                    (i) means: on or after a Listing,

                                       (a)   where Options are exercised
                                             pursuant to clause 4.1(ii), the
                                             price per share at which an
                                             Ordinary Share is sold or offered
                                             in connection with the Listing (in
                                             the case of (x) the first
                                             registered public offering of
                                             Ordinary Shares under the United
                                             States securities laws, the initial
                                             offering price to the public, or
                                             (y) an offer for sale, being the
                                             underwritten price or, if an offer
                                             for sale by tender, the striking
                                             price under such offer or, in the
                                             case of a placing, the price at
                                             which a share is sold under the
                                             placing);or

                                       (b)   where Options are exercised
                                             pursuant to clause 4.1(iii), the
                                             higher of the par value of each
                                             Ordinary Share and the average of
                                             the per share Post-Listing Market
                                             Price of the Ordinary Shares for
                                             the five (5) Trading Days
                                             immediately prior to (but not
                                             including) the fifth Trading Day
                                             preceding the date of exercise; or

                                       (c)   in the case of the Names' Option
                                             pursuant to clause 4.1(iv), where
                                             Subscription Rights are exercised
                                             in connection with the First
                                             Underwritten Secondary Offering,
                                             the price per share at which
                                             Ordinary Shares are sold or offered
                                             in connection with the First
                                             Underwritten Secondary Offering;

                                       (d)   in the case of the Names' Option
                                             pursuant to clause 4.1(iv), where
                                             Subscription Rights are exercised
                                             in connection with the Harrington
                                             Trust Demand, the average of the
                                             per share Post-Listing Market Price
                                             of the Ordinary Shares for the five
                                             (5) Trading Days immediately prior
                                             to (but not including) the fifth
                                             Trading Day preceding the date of
                                             exercise;


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                                       (ii)  in the case of a Sale:

                                       (a)   if the Ordinary Shares are being
                                             sold by private treaty (as distinct
                                             from a public offer) and the
                                             consideration per Ordinary Share is
                                             a fixed cash sum payable, such cash
                                             sum per Ordinary Share;

                                       (b)   if the Ordinary Shares are being
                                             sold pursuant to a public cash
                                             offer (or public offer of
                                             securities accompanied by a cash
                                             alternative), the cash
                                             consideration or cash alternative
                                             price per Ordinary Share;

                                       (c)   if the Sale is by private treaty or
                                             public offer and the consideration
                                             is the issue of securities (not
                                             accompanied by a cash alternative):

                                             if the securities rank pari passu
                                             with a class of securities that is
                                             listed on the London Stock Exchange
                                             or publicly traded on a securities
                                             exchange in the United States (in
                                             the case of a private treaty) the
                                             value attributed to such
                                             consideration in the related sale
                                             agreement containing the terms of
                                             such offer, or, in the case of a
                                             sale following a public offer or
                                             failing any such attribution in the
                                             related sale agreement, by
                                             reference to the value of such
                                             consideration determined by
                                             reference to the average middle
                                             market quotation of such securities
                                             over the five trading days in
                                             London or New York (as the case may
                                             be) prior to the day on which the
                                             offer for or intention to acquire
                                             the Ordinary Shares is first
                                             announced by the proposed
                                             purchaser; or

                                             if the securities are not of such a
                                             class, the value of such securities
                                             as determined in good faith by the
                                             Board and as confirmed or adjusted
                                             by the Independent Advisers (if so
                                             required by the Authorised
                                             Optionholders) in accordance with
                                             clause 5.7; and

                                       (iii) in the case of an Asset Sale:


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                                       (a)   the cash sum payable as
                                             consideration on completion of the
                                             acquisition by a purchaser of the
                                             undertakings and assets of the
                                             Group divided by the total number
                                             of Ordinary Shares in issue or
                                             capable of being issued, which will
                                             constitute the fully diluted share
                                             capital of the Company, at the date
                                             of such sale ("ASSET
                                             CONSIDERATION"); or

                                       (b)   if the Asset Consideration is the
                                             issue of securities, the value of
                                             such securities determined in the
                                             same manner as for a Sale;

       "EXPIRATION TIME"               means 3pm London time on the fifth
                                       Business Day following the later of (i)
                                       the last day of the Term and (ii) if
                                       applicable, the last day of the Extended
                                       Term (in each case counting as the first of such Business Days the first Business
                                       Day after such last day of the Term or
                                       the Extended Term), as the case may be;

       "EXTENDED ANTICIPATED
        COMPLETION DATE"               has the meaning set out in clause 4.4;

       "EXTENDED NOTICE OF EXERCISE"   has the meaning set out in clause 4.6;

       "EXTENSION DATE"                has the meaning set out in clause 4.5;

       "EXTRAORDINARY RESOLUTION"      means a written resolution passed in
                                       accordance with paragraph 17 of Schedule
                                       3 or a resolution passed at a duly
                                       convened meeting of the Optionholders in accordance with Schedule 3 by
                                       Optionholders holding Options entitling
                                       them to subscribe for not less than 75%
                                       of the total number of Option Shares for which the Optionholders who vote at such meeting are entitled to subscribe;

       "FAIR MARKET VALUE"             means the fair market value as determined
                                       in good faith by the Board and as
                                       confirmed or adjusted by the Independent
                                       Advisers (if so required by the
                                       Authorised Optionholders) in accordance
                                       with clause 5.7;

       "FIRST UNDERWRITTEN SECONDARY
        OFFERING"                      means, following a Listing, the first
                                       underwritten secondary offering initiated by a shareholder party to the Registration Rights Agreement


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                                       pursuant to its demand registration
                                       rights thereunder;

       "FRAMEWORK AGREEMENT"           means a framework agreement made between
                                       Wellington Underwriting Agencies Limited,
                                       Wellington Underwriting Services Limited,
                                       Wellington, Aspen Services Limited and
                                       the Company, dated 28 May 2002, as may be amended from time to time;

       "GROUP" means the Company and its subsidiaries from time to time and "MEMBER OF THE GROUP" shall be construed accordingly;

       "HARRINGTON TRUST DEMAND"       means the right of the Names Trustee
                                       under the Registration Rights Agreement
                                       to request that Aspen register Option
                                       Shares held by the Names Trustee for a
                                       non-underwritten direct resale between
                                       the 240th and the 285th day following the Company's Listing, in the event that the First Underwritten Secondary Offering does not take place prior to the 240th following the Company's Listing (and subject to other restrictions set out in the Registration Rights Agreement);

       "INDEPENDENT ADVISERS"          means, for the purpose of this
                                       Instrument, the independent accountant or a reputable independent financial institution agreed and appointed jointly by the Authorised Optionholders and by the Board or failing agreement on such appointment within five Business Days, the President for the time being of the Institute of Chartered Accountants in
                                       England and Wales (or his duly appointed deputy) on the application of either the Authorised Optionholders or the Board;

       "LISTING"                       means (i) the first admission to trading
                                       on the London Stock Exchange of Ordinary
                                       Shares or any shares for which the
                                       Ordinary Shares have been exchanged or
                                       into which the Ordinary Shares have been converted or any shares in a company of which the Company is a subsidiary, (ii) the first registered public offering of the Ordinary Shares under the United
                                       States securities laws or (iii) any
                                       amalgamation, scheme of arrangement,
                                       consolidation or other business
                                       combination transaction as a result of
                                       which the


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                                       shareholders of the Company receive as
                                       consideration equity securities of a
                                       class that is admitted to trading on the London Stock Exchange or publicly traded on a securities exchange in the United States;

       "MANAGEMENT INCENTIVE SCHEME"   means the schemes, plans or arrangements
                                       pursuant to which employees and/or
                                       non-employee directors of the Group are
                                       granted and hold either shares or options to acquire shares in the Company or any of its subsidiaries as such scheme may be amended from time to time and any successor or replacement share purchase or option schemes from time to time adopted by the Group for the benefit of its employees and/or non-employee directors;

       "MEMORANDUM"                    means the memorandum of association of
                                       the Company on the date of this
                                       Instrument as amended from time to time;

       "NAMES' OPTION"                 means the Option held by the Names
                                       Trustee entitling the Names Trustee to
                                       subscribe for 3,006,760 Non-Voting
                                       Ordinary Shares (subject to adjustment in accordance with Clause 5);

       "NAMES TRUST"                   means a trust constituted by a
                                       declaration of trust dated on around 28
                                       May 2002 as amended from time to time,
                                       which holds the Names' Option on trust on behalf of the Names or such other trust on behalf of the Names as may be substituted therefore or to which it may transfer the Names' Option as contemplated by the Shareholders
                                       Agreement;

       "NAMES TRUSTEE"                 means Names' Trustees Limited, the
                                       initial trustee of the Names Trust, or
                                       Harrington Trust Limited, the successor
                                       trustee of the Names Trust, and any other trustee of the Names Trust, as applicable;

       "NAMES" means the underwriting members of Lloyd's who participated in Syndicate 2020 for the 2002 year of account (or in respect of those individuals who have died, part of the 2002 year of account), other than the Wellington corporate members;

       "NON-VOTING ORDINARY SHARES"    means non-voting ordinary shares of the
                                       Company having the rights set out in the Bye-Laws and in the event of a sub-division or


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                                       consolidation or reclassification of such
                                       non-voting ordinary shares, the shares
                                       resulting therefrom;

       "NOTICE OF EXERCISE"            means a notice in the form or
                                       substantially in the form set out in the first schedule to the Option Certificate;

       "OPTION CERTIFICATE"            means a certificate in the form, or
                                       substantially in the form, set out in
                                       schedule 1;

       "OPTION SHARES"                 means 6,787,880 Non-Voting Ordinary
                                       Shares but upon a Listing such Non-Voting
                                       Ordinary Shares shall automatically
                                       convert into Ordinary Shares, when
                                       issued, on a one-to-one ratio (adjusted
                                       as appropriate under clause 5 or in the
                                       event of a Cash-Less Exercise pursuant to clause 4.9);

       "OPTIONHOLDER"                  means the person to whom an Option has
                                       been granted or transferred and whose
                                       name is registered in the Register;

       "OPTIONS"                       the Options constituted by this
                                       Instrument to subscribe in cash or,
                                       subject to the requirements of clause
                                       4.9, by Cash-Less Exercise, at the
                                       Subscription Price for Option Shares on
                                       the terms and subject to the conditions
                                       of this Instrument;

       "ORDINARY SHARES"               means the ordinary shares of the Company,
                                       having the rights set out in the
                                       Bye-Laws;

       "ORGANISATIONAL DOCUMENTS"      means the Bye-Laws and the Memorandum;

       "ORIGINAL SHAREHOLDERS
        AGREEMENT"                     means the subscription and shareholders
                                       agreement dated 28 May 2002 made between
                                       (1)the Company, (2) Blackstone F12
                                       Capital Partners (Cayman) L.P. and
                                       others, (3) Paul Myners, (4) Chris O'Kane and Others and (5) Wellington as amended on 21 June 2002, 17 September 2002, 03
                                       October 2002, 22 November 2002, 27
                                       November 2002 and 11 February 2003;

       "POST-LISTING  EXERCISE"        has the meaning set out in clause 4.1;

       "POST-LISTING MARKET PRICE"     means, on any particular date, the
                                       closing bid price per Ordinary Share on
                                       such date on the primary securities
                                       exchange or automated quotation system on which Ordinary Shares are


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                                       then traded;

       "PRIMARY EXCHANGE"              has the meaning set out in clause 4.9;

       "REGISTER"                      means the register of persons entitled to
                                       the benefit of the Options required to be maintained pursuant to this Instrument;

       "REGISTERED OFFICE"             means the registered office of the
                                       Company from time to time;

       "REGISTRATION RIGHTS AGREEMENT" means the Third Amended and Restated
                                       Registration Rights Agreement, by and
                                       among the Company, BCP Excalibur Holdco
                                       (Cayman) Limited and others, Wellington, and the Names Trustee, dated as of 14 November 2003, as may be amended, restated, supplemented or otherwise modified from time to time;

       "RELEVANT VALUE"                means:

                                       (i)   if the Option is exercised pursuant
                                             to clause 4.1(v), the current book
                                             value of an Ordinary Share
                                             determined in good faith by the
                                             Board and as confirmed or adjusted
                                             by the Independent Advisers (if so
                                             required by the Authorised
                                             Optionholders) in accordance with
                                             clause 5.7; or

                                       (ii)  if the Option is exercised on an
                                             Exit Event or after a Listing, the
                                             Exit Value;

       "REPURCHASE"                    has the meaning set out in clause 9;

       "RETURNS"                       means the amount per Ordinary Share of
                                       any distribution or payment of cash,
                                       marketable securities (valued at the
                                       average of the closing prices for the 5
                                       most recent trading days for such
                                       marketable securities prior to the date
                                       of distribution or payment) or any other asset or property (valued at Fair Market
                                       Value) made by the Company to any of its shareholders in their capacity as shareholders at any time from the date of the Original Instrument (i.e., 21 June
                                       2002) to the date of issue of an Option
                                       Share, it being acknowledged that, from
                                       21 June 2002 through 2 December 2003,
                                       there have been no returns;

       "REVOCATION NOTICE"             has the meaning set out in clause 4.6;


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       "SALE"                          means the transfer (whether through a
                                       single transaction or a series of
                                       transactions) of 50% or more of the
                                       Ordinary Shares in issue taken together
                                       to a person and its Affiliates or to any group of persons acting together, other than (x) prior to a Listing, a transfer to a Permitted Transferee (as defined in the Bye-Laws) or (y) on or following a Listing, a transfer to a Permitted Transferee (as defined in the
                                       Shareholders Agreement, as applicable);

       "SHARE" means an issued share of any class in the capital of the Company;

       "SHAREHOLDERS AGREEMENT"        means the Original Shareholders Agreement
                                       as further amended by an amended and
                                       restated Shareholders' Agreement dated as of 30 September 2003 and as may be amended further from time to time;

       "STERLING RATE"                 has the meaning set out in clause 4.9;

       "STERLING"                      means the lawful currency of the United
                                       Kingdom for the time being;

       "SUBSCRIPTION PRICE"            means the price payable (or notionally
                                       payable in respect of a Cash-Less
                                       Exercise) per Option Share (rounded to
                                       the nearest two decimal places with 0.005 being rounded upwards) upon exercise of the Options, being(pound)10 together with interest on such amount at a rate of 5% per annum calculated rateably on the basis of a 365 day year from the date of the Original Instrument (i.e., 21 June
                                       2002) to the date of exercise less any
                                       Returns, as adjusted pursuant to clause
                                       5;

       "SUBSCRIPTION RIGHTS"           means the number of Option Shares in
                                       respect of which an Optionholder may
                                       subscribe pursuant to the exercise of an Option held by such Optionholder
                                       (adjusted as appropriate under clause 5
                                       or in the event of a Cash-Less Exercise
                                       pursuant to clause 4.9);

       "SYNDICATE 2020"                has the meaning given to it in the
                                       Original Shareholders Agreement or the
                                       Shareholders Agreement, as applicable;

       "TERM" means, subject to clause 4.2, a period of five years from the date of the Original Instrument


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                                       (i.e., 21 June 2002), save that if a
                                       Listing has occurred within five years
                                       from the date of the Original Instrument
                                       (i.e., by 21 June 2007), the term shall
                                       be automatically extended to a period of ten years from the date of the Original Instrument (i.e., until 21 June 2012) and such period from the date of such a Listing to the tenth anniversary of the Original Instrument shall be referred to as the "EXTENDED Term";

       "TRADING DAY"                   means with respect to the primary
                                       securities exchange or automated
                                       quotation system on which Ordinary Shares are traded, a day on which such primary securities exchange or automated quotation system is open for trading;

       "UNCLEARED FUNDS EXERCISE
        REQUEST"                       has the meaning set forth in clause 4.5;

       "U.S. DOLLAR"                   means the lawful currency of the United
                                       States of America;

       "UPDATED NOTICE EVENT"          has the meaning set out in clause 4.4;

       "WELLINGTON OPTION"             means the Option held by Wellington
                                       entitling Wellington to subscribe for
                                       3,781,120 Non-Voting Ordinary Shares
                                       (subject to adjustment in accordance with clause 5);

       "WELLINGTON SHAREHOLDER'S
        AGREEMENT"                     means the Shareholder's Agreement between
                                       Wellington and the Company, dated as of 6
                                       November 2003, as amended, restated,
                                       supplemented or otherwise modified from
                                       time to time;

       "WELLINGTON"                    means Wellington Underwriting PLC;

       "WINDOW PERIOD"                 has the meaning set out in clause 4.10;
                                       and


1.2 Words and expressions defined in the Bye-Laws shall, unless otherwise defined in this Instrument, have the same meaning when used in this Instrument.

1.3    The headings in this Instrument do not affect its interpretation.

1.4    In this Instrument:

       1.4.1 a clause, paragraph or schedule, unless specifically provided otherwise, is a reference to a clause or paragraph of, or schedule to, this Instrument;

       1.4.2 a "PERSON" includes a reference to a corporation, body corporate, association or partnership, individual, and to that person's legal personal representatives, successors and assigns;

       1.4.3 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Instrument and any subordinate legislation made or other thing done under the statutory provision before the date of this Instrument;

       1.4.4 the singular includes the plural and vice versa (unless the context otherwise requires); and

       1.4.5 a company is a "SUBSIDIARY" of another company, its "HOLDING COMPANY", if such other company owns either directly or indirectly through its subsidiaries shares or stock or other ownership interests having a majority of the voting power in electing the board of directors thereof or other persons performing a similar function.

1.5 The schedules to this Instrument form part of this Instrument and shall have the same force and effect as if expressly set out in the body of this Instrument.

1.6 An Option is "OUTSTANDING" unless all of the Subscription Rights in respect of such Option have been exercised in full or have lapsed in accordance with the provisions of this Instrument.

2.     CONSTITUTION AND FORM OF OPTIONS

2.1 The Company hereby creates and issues the Options subject to the conditions set out in this Instrument. The Company shall comply with the provisions of this Instrument.

3.     REGISTER AND OPTION CERTIFICATES

3.1 The Company shall maintain the Register in accordance with the provisions of paragraph 1 of schedule 2.

3.2 Within 7 days following the grant of an Option to an Optionholder, the Company shall issue to the Optionholder an Option Certificate setting out the total number of Subscription Rights in respect of such Option, and in the case of the Wellington Option, the minimum number of Subscription Rights that may be exercised at any one time, as recorded in the Option Certificate. The Names' Option will not be subject to an exercise of a minimum number of Subscription Rights. If an adjustment to such numbers of Subscription Rights is required pursuant to clause 5.1 below, the Company shall require the Optionholders to return their Option Certificates and on receipt of such certificates, new Option Certificates shall be delivered to the Optionholders in accordance with the terms of clause 5.2.

3.3 Within 7 days following the exercise of an Option in part, the Company shall issue to the Optionholder a new Option Certificate setting out the remaining Subscription Rights in respect of such Option.

4.     SUBSCRIPTION RIGHTS AND MECHANICS OF EXERCISE

4.1 Subject to this clause 4, an Optionholder may, but shall not be obliged to, exercise its Option, in whole or in part, at the following times (and at no other times):

       (i) following receipt of an Event Notice in connection with an Exit Event which is not a Listing, in accordance with the provisions of clauses 4.4, 4.5 and 4.6;

       (ii) following receipt of an Event Notice in connection with an Exit Event which is a Listing, in accordance with the provisions of clauses 4.4, 4.5 and 4.6;

       (iii) if a Listing has occurred within five years from the date of the Original Instrument, in respect of any and all remaining Subscription Rights which are not exercised contemporaneously on the completion of a Listing (a "POST-LISTING EXERCISE"), in accordance with the provisions of clause 4.10 applicable to such Optionholder;

       (iv) only with respect to the Names' Option, if a Listing has occurred within five years from the date of the Original Instrument, a Post-Listing Exercise at the time of the First Underwritten Secondary Offering or the Harrington Trust Demand, as applicable, in accordance with the provisions of clause 4.10; and

       (v) if an Exit Event has not occurred on or prior to the last day of the Term, on or at any time prior to the Expiration Time, in accordance with clause 4.5 (except that the lodging of such Notice of Exercise shall be not less than 5 Business Days prior to the Expiration Time).

4.2    The Options shall immediately lapse:

       (i) only with respect to the Wellington Option, in respect of all unexercised Subscription Rights thereunder and all exercised Subscription Rights thereunder in connection with which Option Shares have not been issued, in the event of any material breach by Wellington (x) prior to a Listing, of any of its obligations under clauses 9.2 or 9.4 of the Original Shareholders Agreement which have been notified to Wellington by the Investors and which have not been remedied within 30 days of such notification or (y) on or following a Listing, under clauses 2.2 or 2.4 of the Wellington Shareholder's Agreement or clauses 13 or 15 of the Framework Agreement, in each case, which have been notified to Wellington by the Company and which have not been remedied within 30 days of such notification (each, a "CLAIM OF WELLINGTON BREACH"), or

       (ii) in respect of all unexercised Subscription Rights of all Optionholders forthwith at the Expiration Time, or

       (iii) in respect of all unexercised Subscription Rights of all Optionholders forthwith on liquidation of the Company (subject to compliance with clause 7.1), or

       (iv) at such time when all Subscription Rights have been exercised and no further Options are outstanding; or

       (v) in respect of all unexercised Subscription Rights which are not exercised in connection with an Asset Sale or a Sale.

4.3    Pending resolution of a Claim of Wellington Breach, any:

       (i) Option Shares in respect of unexercised Subscription Rights under the Wellington Option; and

       (ii) Option Shares in respect of all exercised Subscription Rights under the Wellington Option which have not been issued,

        shall not be capable of being issued unless and until such Claim of Wellington Breach has been resolved in accordance with clause 4.2(i).

4.4 The Company shall give at least 30 Business Days prior written notice of the proposed date of completion of an Exit Event (the "EVENT NOTICE"), specifying the anticipated date of completion of such Exit Event (the "ANTICIPATED COMPLETION DATE"), together with details of the number of Subscription Rights each Optionholder is entitled to exercise and the aggregate Subscription Price payable in respect thereof. If the Company is unable under certain circumstances to give the Event Notice at least 30 Business Days prior to the Anticipated Completion Date of the relevant Exit Event, then the Company will use its best efforts to provide an Event Notice as soon as practicable. The content of any Event Notice shall be subject to all applicable laws and regulations, including applicable laws and regulations relating to the use and dissemination of material, non-public information. If the completion date of an Exit Event does not occur within 30 days after the Anticipated Completion Date, the Company shall give the Optionholders an updated Event Notice (the "UPDATED EVENT NOTICE") specifying the new anticipated date of completion of such Exit Event (the "EXTENDED ANTICIPATED COMPLETION DATE") and shall give a further Updated Event Notice if the completion date does not occur within 30 days of the latter date.

       The Optionholders acknowledge that an Event Notice has already been provided to them in connection with a proposed Listing (the "2003 LISTING NOTICE") and the 2003 Listing Notice shall be deemed effective notwithstanding that a Listing may occur prior to the 30th Business Day after the date of the 2003 Listing Notice.

4.5 If an Option has become exercisable in accordance with clause 4.1 (except for clauses 4.1(iii) and (iv)), the relevant Optionholder may exercise its Option, in whole or in part (though, if in part, for the Wellington Option, subject to the minimum number of Subscription Rights exercisable thereunder as set forth in the Option Certificate issued to Wellington, as adjusted in accordance with clause 5 below) by lodging its Option Certificate and a duly completed Notice of Exercise at the Registered Office (and in respect of an exercise, (x) following receipt of an Event Notice or Updated Event Notice pursuant to clause 4.1(i) or (ii), not less than 10 Business Days before the Anticipated Completion Date or the Extended Anticipated Completion Date, as applicable (but in relation to the Names' Option, such later time as the Company in its discretion may agree with the Names Trustee but in any event no later than 5 Business Days prior to the actual completion date) or, (y) pursuant to clause 4.1(v) not less than 5 Business Days prior to the Expiration Time) and save in relation to a Cash-Less Exercise, together with remittance in cleared funds for the aggregate Subscription Price payable for the Option Shares in respect of which the Subscription Rights are being exercised.

       Notwithstanding the above, only with respect to the exercise of the Name Options by the Names Trustee pursuant to clause 4.1(ii), the Names Trustee may deliver the Notice of Exercise for the number of Subscription Rights to be exercised on a cash basis notwithstanding that a specified portion of the funds provided to the Names Trustee have not been cleared at the time of lodging the Notice of Exercise (the "UNCLEARED FUNDS EXERCISE REQUEST"), so long as the Names Trustee shall certify to the Company that a cheque, money order or other instrument representing funds for the payment of the Subscription Price for such Option Shares has been received by the Names Trustee from the beneficiaries of the Names Trust before or at the time of the Notice of Exercise, and such certificate shall specify the portion of the Subscription Rights which constitute the Uncleared Funds Exercise Request. In such instance, the Names Trustee shall have 5 Business Days after the actual completion date (the "EXTENSION DATE") to deliver the cleared funds to the Company in an amount equal to the Uncleared Funds Exercise Request provided that in respect of the Uncleared Funds Exercise Request the Names Trustee shall only deliver cleared funds to the Company on or prior to the Extension Date in respect of payment of the Subscription Price for any Option Shares to the extent that the Names Trustee has received cleared funds from the relevant beneficiary on whose behalf the Names Trustee would hold such Option Shares. In any event, the Company shall issue Option Shares only to the extent that funds for the payment of the Subscription Price for Option Shares to which the Uncleared Funds Exercise Request relate have been received by the Company in cleared funds on or prior to the Extension Date. The Names Trustee shall notify the Company on the Extension Date of the amount of funds referred to in its Uncleared Funds Exercise Request which have not been cleared on or prior to the Extension Date, and the Notice of Exercise of the Names Trustee shall be deemed not to have been exercised validly to the extent that funds for the payment of the Subscription Price have not been received by the Company by the Extension Date.

4.6 A Notice of Exercise lodged in connection with an Event Notice or Updated Event Notice in accordance with clause 4.5 shall be irrevocable (except with the Board's consent) save only that subject to the provisions of this clause 4.6, (i) a Notice of Exercise shall be deemed to be conditional upon completion of the Exit Event occurring within no more than 90 days after the date of the Event Notice or Updated Event Notice, as the case maybe, and if the Exit Event does not occur within this period, or (ii) if the Company has determined that the Exit Event has been terminated, the Notice of Exercise will be deemed revoked. In such event:

       4.6.1 the Company shall forthwith give written notice to each Optionholder of such revocation (the "REVOCATION NOTICE");

       4.6.2 the Company shall deliver to each Optionholder, together with the Revocation Notice, any Option Certificate delivered pursuant to clause 4.5 and any banker's draft for the same amount as any banker's draft delivered pursuant to clause 4.5; and

       4.6.3 the Subscription Rights that were remaining immediately prior to delivery of the Notice of Exercise in respect of then outstanding Options shall be reinstated.

       Notwithstanding the foregoing provisions of this clause 4.6, in respect of any Notice of Exercise lodged in connection with an Exit Event, the Company may, no less than 10 Business Days prior to the expiration of 90 days after the related Event Notice or Updated Event Notice, as the case may be (unless such Exit Event has been terminated), by written notice to the Optionholder who lodged such Notice of Exercise, extend the effectiveness of such Notice of Exercise for an additional 90 days (the "EXTENDED NOTICE OF EXERCISE") at the end of which such Extended Notice of Exercise will be deemed revoked if the related Exit Event has not occurred and the terms of clauses 4.6.1 to 4.6.3 shall apply, provided that, at any time after the expiration of 90 days from the related Event Notice, the Optionholder who lodged such Notice of Exercise may revoke, in whole or in part, such Notice of Exercise, by 10 Business Days' written notice to the Company, provided further that, if such Exit Event occurs during such 10 Business Day period in which the Optionholder has revoked its Notice of Exercise, such revocation shall not be effective.

4.7 The Company shall following receipt of a Notice of Exercise apply for any applicable consent for the issue of the Option Shares from the Bermudan Monetary Authority or any successor body (the "APPLICABLE CONSENT") on behalf of the Optionholders and procure that, subject to the provisions of the Organisational Documents and to compliance with any applicable law, regulatory requirement, judgement, order or decree, any Option Shares to be issued upon the exercise of an Option shall be allotted and issued to the relevant Optionholders or as they may direct together with share certificates in respect thereof and that such persons are entered in the register of members of the Company as the holders of the Option Shares allotted and issued to them, no later than 7 days thereafter subject to receipt of the Applicable Consent.

4.8    Option Shares issued pursuant to clause 4.7:

       4.8.1  shall be credited as fully paid;

       4.8.2 shall have the rights and be subject to the restrictions set out in the Bye-Laws and the Original Shareholders Agreement or Shareholders Agreement, as applicable, relating to Non-Voting Ordinary Shares prior to a Listing, and Ordinary Shares after a Listing, and will be issued with such restrictive legends as are required under the Bye-Laws and/or the Original Shareholders Agreement or the Shareholders Agreement, as applicable; and

       4.8.3 shall be entitled to receive any dividend or other distribution which has previously been announced or declared (but not yet paid), provided that the date by which the holder of Non-Voting Ordinary Shares prior to a Listing, or Ordinary Shares after a Listing, must be registered to participate in such dividend or other distribution is on or after the date on which the Notice of Exercise in respect of such Option Shares was lodged with the Company.

4.9 In connection with the valid exercise of an Option pursuant to the applicable provisions in this clause 4, each Optionholder may elect to have all or part of its Subscription Rights exercised as a Cash-Less Exercise and if the Company has sufficient share premium account out of which to effect a bonus issue of the said number of its Option Shares to be issued (as calculated below) to enable the relevant number of Option Shares to be allotted fully-paid, then the number of Option Shares to be issued as a Cash-Less Exercise shall be calculated as:

       Number of Option Shares to be issued on a Cash-Less basis = A x (C-B)/C

       Where A = the number of Option Shares which would be issued on a cash payment basis in respect of the Subscription Rights requested to be exercised on a Cash-Less basis

       B = Subscription Price (on a cash payment basis); and

       C = the Relevant Value of an Option Share;

       provided, however, if the foregoing calculation results in a negative number, then no Option Shares shall be issued.

       If the primary securities exchange on which the Ordinary Shares are traded at the time of a Cash-Less Exercise (other than if pursuant to clause 4.1(i) the Relevant Value thereof is denominated in a currency other than U.S. Dollars) is in the United States of America (the "PRIMARY EXCHANGE"), the Subscription Price for purposes of this clause 4.9 will be converted from Sterling into U.S. Dollars at the average spot rate of exchange as quoted by the New York branch of Citibank N.A. at 11:00 AM (New York time) for the five New York Business Days prior to the fifth Business Day preceding the exercise date (the "DOLLAR RATE"). In the case of any exercise pursuant to clause 4.1(i) in which the Relevant Value is denominated in a currency other than U.S. Dollars but the Primary Exchange is in the United States, the Relevant Value (if not denominated in Sterling) for purposes of this clause 4.9 shall be converted into Sterling at the average spot rate of exchange as quoted by the London branch of Citibank N.A. at 11:00 AM (London time) for the five London Business Days prior to the fifth Business Day preceding the exercise date (the "STERLING RATE"). If the Primary Exchange is not in the United States or there has been no prior Listing, then the Relevant Value (if not denominated in Sterling) for purposes of this clause 4.9 will be converted into Sterling at the Sterling Rate in the case of any Cash-Less Exercise (other than an exercise pursuant to Clause 4.1(v), in which case the Subscription Price shall be converted into US Dollars at the Dollar
       Rate). The product of the currency calculations in this paragraph shall be rounded to the nearest two decimal places with 0.005 being rounded upwards.

       In calculating the number of Option Shares to be issued pursuant to this clause 4.9, fractions shall be rounded down to the nearest whole Option Share.

4.10 If an Option has become exercisable in accordance with clause 4.1(iii), the relevant Optionholder may exercise its Option in whole or in part by
       (i) lodging its Option Certificate and a duly completed Notice of Exercise at the Registered Office as soon as practicable but no later than 10 Business Days, in the case of the Names' Option, and 8 Trading Days, in the case of the Wellington Option, prior to the requested exercise date (which exercise date shall be no later than the Expiration
       Time) and (ii) save in relation to a Cash-Less Exercise, together with remittance in cleared funds for the aggregate

       Subscription Price payable for the Option Shares in respect of which such Option is being exercised. Once lodged a Notice of Exercise shall be irrevocable.

       The Names' Option that is exercisable in accordance with clause 4.1 (iii) may be exercised in whole or in part no more than once per calendar year, but in any event prior to the Expiration Time, pursuant to a 45-day window period prior to or during which the Names Trustee will send a form of election to the Names to elect whether they wish to exercise into Ordinary Shares at the Subscription Price or as a Cash-Less Exercise (the "WINDOW PERIOD"). The Window Period shall commence in each calendar year beginning in 2005 on the next Business Day following the day on which the Company has published or released its annual report and accounts in such year (and the Company shall promptly notify the Names Trustee of any such date of publication and promptly, on request, provide to the Names Trustee sufficient copies of any such publication for distribution to the beneficiaries of the Names Trust), provided that if the Company does not publish or release its annual report and account by 30 June in any calendar year, the Window Period shall commence on such later date as the Names Trustee shall determine and accordingly shall notify the Company at least 5 Business Days prior to such date. At the end of the Window Period, the Names Trustee will lodge the Notice of Exercise and remit any applicable funds for payment of the Subscription Price as described in the preceding paragraph.

       The Wellington Option that is exercisable in accordance with clause 4.1(iii) may be exercised at any time (i.e. Wellington is not limited to an annual exercise window period) in whole or in part (subject to the minimum number of Subscription Rights exercisable thereunder as set forth in the Option Certificate issued to Wellington, as adjusted in accordance with clause 5 below), but in any event prior to the Expiration Time. Notwithstanding the irrevocability of a Notice of Exercise once lodged, in the event that, after Wellington having lodged its Notice of Exercise with respect to the Wellington Option, a calamity or crisis shall have occurred that causes a suspension in trading in securities generally on the Primary Exchange or a suspension in trading in the Ordinary Shares on the Primary Exchange during the period in which the Exit Value is calculated in accordance with clause 4.9, then upon the request of Wellington, such Notice of Exercise shall be revoked.

       If the Names' Option has become exercisable in accordance with Clause 4.1(iv), then the Names Trustee may exercise the Names' Option in whole or in part by (i) lodging its Option Certificate and a duly completed irrevocable Notice of Exercise and (ii) save in relation to a Cash-Less Exercise, together with remittance of cleared funds for the aggregate Subscription Price payable for the Option Shares, no later than 5 Business Days prior to the completion of the First Underwritten Secondary Offering or the date of effectiveness of the registration statement in connection with the Harrington Trust Demand, as the case may be.

5.     ADJUSTMENT AND ANTI-DILUTION

5.1 Save where it has obtained the prior sanction of an Extraordinary Resolution, the Company shall not, whilst any Options are outstanding, create any further Options under this Instrument or supplemental thereto.

5.2 Save where it has obtained the prior sanction of an Extraordinary Resolution, if the Company whilst any Options are outstanding, effects any:

       5.2.1 allotment or issue of any Shares (whether for cash, by way of capitalisation of profits or reserves (including share premium account and any capital redemption reserve fund) or for non-cash consideration or otherwise howsoever) other than:

              (a)    the issue of Shares to the Optionholders; or

              (b) the issue of Shares to employees under the Management Incentive Scheme;

       5.2.2 grant, or permits the grant of, any options, warrants or other rights to subscribe for, or calls for, the allotment or issue of any Shares other than pursuant to this Instrument or the Management Incentive Scheme;

       5.2.3 allotment or issue of any securities convertible or exchangeable into Shares of the Company;

       5.2.4  sub-division or consolidation or reclassification of Shares;

       5.2.5 issue of any loan stock or similar debt instruments to holders of Shares or to any Affiliate of any holder of Shares;

       5.2.6 issue, grant or distribution or takes any other action if its effect would be that on the exercise of any of the Subscription Rights it would be required to issue Option Shares at a discount; or

       5.2.7 a sale or other disposal of all or a substantial part of the business, assets, or undertaking to any shareholder in the Company or to any holding company of a shareholder in the Company or to any subsidiary of such holding company, which is in any case below or deemed to be below Fair Market Value or is a sub-division, consolidation or reclassification of Shares then it shall adjust the Subscription Rights (including any applicable minimum number of Subscription Rights that may be exercised) and/or the Subscription Price so as to maintain the real value of the Subscription Rights as nearly as possible at the same level as prior to such action both by taking into account any dilution of the Subscription Rights and any change in the value of the Company as a whole created by such action, but so that in the event of any capitalisation of profits or reserves the aggregate Subscription Price shall not be increased and in any event the Subscription Price shall not be less than the par value of (i) the Non-Voting Ordinary Shares prior to a Listing, or (ii) the Ordinary Shares after a Listing.

5.3 The Company shall send to each of the Optionholders as soon as reasonably practicable after any of the actions set out in clauses 5.2.1 to 5.2.7 (inclusive) (an "ADJUSTMENT EVENT") has occurred any adjustments to the Subscription Rights and the Subscription Price in accordance with clause
       5.2 (an "ADJUSTMENT") together with a notice setting out the details of the Adjustment Event and the Adjustments made, and a replacement

       Option Certificate, evidencing each Optionholder's adjusted Subscription Rights. If the Optionholders are not satisfied with the decision of the Board and any adjustment to be made, then they may on the authorisation of an Extraordinary Resolution provided such notification is made within 40 Business Days following any notification made by the Board regarding any Adjustment Event (whether or not any Adjustments have been made by the Board) refer the matter to the Independent Advisers in accordance with clause 5.4.

5.4

       (a) If so requested by the Optionholders in accordance with clause 5.3, the Independent Advisers shall deliver to the Optionholders and the Company within 30 days a certificate setting out in their reasonable opinion the effect of any Adjustment Event on the value of the Subscription Rights and the Adjustments which in their opinion are fair and reasonable in all the circumstances. Such adjustments shall include insofar as appropriate, any adjustments required pursuant to the proviso to clause 5.2.

       (b) The Company shall issue within 7 days such substituted and/or additional Options (if any) and/or any adjustment to the Subscription Price as the Independent Advisers shall certify as expert in their reasonable opinion shall be necessary to reflect the adjustments contemplated by the Independent Advisers' certificate delivered to the Optionholders in accordance with paragraph (a) above to the extent that these adjustments vary from the Adjustments proposed by the Board.

       (c) The costs incurred by the Independent Advisers under this paragraph (c) shall be for the account of the Company unless the conclusions of the Independent Advisers appointed under this paragraph (c) as to any adjustments which in their opinion are necessary are the same in all material respects as the conclusions of the Board set out in the Adjustment referred to in clause 5.3 above, in which case such costs shall be for the account of the Optionholders.

       (d) The provisos in paragraphs (a), (b) and (c) above do not apply to the negative covenants in clauses 5.2.4 (to the extent necessary to preserve the minimum share premium for the purposes set out in clause 6.1(e)) (save where the Company has requested and obtained the prior consent of the Optionholders by Extraordinary Resolution).

       (e) In the event that the Subscription Rights and/or the Subscription Price are adjusted pursuant to this clause 5.4, the Optionholders shall deliver their Option Certificates to the Company, on the condition that the Company undertakes on receipt to issue new Option Certificates reflecting such adjustments.

       (f) The decision of the Independent Advisers is, in the absence of fraud or manifest error, final and binding on the parties.

5.5 In calculating any adjustments to the Subscription Rights pursuant to clause 5.2, fractions shall be rounded down to the nearest whole Option Share.

5.6 Except in connection with an Exit Event, in case the Company after the date hereof shall:

       (i) consolidate or amalgamate with or into any other person and shall not be the continuing corporation of such consolidation or amalgamation;

       (ii) permit any other person to consolidate or amalgamate with or into the Company and the Company shall be the continuing person but, in connection with such consolidation or amalgamation, the Non-Voting Ordinary Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property;

       (iii)  enter into a scheme of arrangement with any other person;

       (iv) effect a capital reorganisation or reclassification of the Non-Voting Ordinary Shares (other than a capital reorganisation or reclassification resulting in an adjustment to the Subscription Price and Subscription Rights as provided in clause 5.2); or

       (v) effect any other transaction in which the Non-Voting Ordinary Shares are changed into or exchanged for stock or other securities of any other person, in each case, except in respect of a Listing, then, provision shall be made so that, upon the basis and the terms and in the manner provided in this Instrument, upon the exercise by an Optionholder of all remaining Subscription Rights in respect of its Option at any time after the consummation of such transaction, such Optionholder shall immediately exercise all remaining Subscription Rights and shall be entitled to receive (at the aggregate Subscription Price in effect at the time of such consummation for all Non-Voting Ordinary Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Non-Voting Ordinary Shares issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Optionholder would actually have been entitled as a holder of Non-Voting Ordinary Shares upon such consummation if such Optionholder had exercised all such remaining Subscription Rights immediately prior thereto. Adjustments for events subsequent to the consummation of such a consolidation, amalgamation, scheme of arrangement, or sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Instrument. In any such event, effective provisions will be included in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Optionholders shall thereafter continue to be applicable, and any such resulting or surviving corporation or transferee shall expressly assume the obligation to deliver, upon exercise, such securities, cash and property. The provisions of this clause shall similarly apply to successive consolidations, amalgamations, and schemes of arrangement or sales.

5.7 Subject to clause 5.8, if the Optionholders, on the authorisation of an Extraordinary Resolution ("AUTHORISED Optionholders") are not satisfied with the determination of the Board, as to the Exit Value (except for the Exit Value in connection with a Listing), the Relevant Value or the Fair Market Value (as appropriate) then the Authorised Optionholders may require the Independent Advisers to review the Board's determination and to deliver an opinion by delivering a certificate to the Optionholders and the Company, and the Company shall irrevocably agree to make such adjustments (if any) to the Exit Value, the Fair Market Value or the Relevant Value (as applicable) prior to an Exit Event or Repurchase as the Independent Advisers shall certify in their reasonable opinion, to be necessary. For the purpose of any Sale or Asset Sale to Wellington or one of its Affiliates, notwithstanding the other provisions of this Instrument, such adjustment may take into account as part of the Exit Value determined any collateral benefits arising from related transactions which they consider should properly be regarded as forming part of the consideration of the relevant Sale or Asset Sale. The provisions regarding costs in clause 5.4(c) shall apply mutatis mutandis to this clause.

5.8 If an Extraordinary Resolution is put to Optionholders in accordance with clause 5.7 in circumstances where a sale confers benefits principally upon Wellington or one of its Affiliates, then in these circumstances none of Wellington or any of its Affiliates shall be entitled to vote on any resolution passed to authorise such appointment.

6.     UNDERTAKINGS OF THE COMPANY

6.1 Subject to clause 6.2, the Company represents and warrants to the Optionholders and undertakes to procure that whilst any Options are outstanding (except with the prior sanction of an Extraordinary Resolution) it will:

       (a) keep available for issue sufficient authorised but unissued share capital free from pre-emptive rights to satisfy in full the exercise of all outstanding Options;

       (b) forthwith upon becoming aware of any offer being made or required to be made (i) prior to a Listing, under Bye-law 41 (Tag-along rights) in effect prior to a Listing or (ii) on or following a Listing, under Section 3 of the Shareholders Agreement (Tag-along rights) in effect upon a Listing, give notice of the offer to all Optionholders and shall use all reasonable endeavours to ensure that an equal offer is made to the Optionholders as if they had exercised their Subscription Rights, but adjusted to deduct the Subscription Price;

       (c) ensure that the Board at all times has all power and authority (or, before a Listing, call all meetings of shareholders of Aspen to seek all requisite consents and authorities) necessary to give effect to any bonus issue of (i) Non-Voting Ordinary Shares prior to a Listing or (ii) Ordinary Shares, on or following a Listing, for the Cash Less Exercise required by clause 4.9;

       (d) ensure that the Company maintains at all times prior to the exercise of the last Option sufficient share premium account to allot the (i) Non-Voting Ordinary Shares prior to a Listing or
              (ii) Ordinary Shares, on or following a Listing, to the Optionholders as required by clause 4.9;

       (e) not reduce the share capital of the Company, any share premium account (except upon a Cash-Less Exercise) or capital redemption reserve fund or otherwise repay, redeem or repurchase capital of the Company; and

       (f) not alter the Bye-Laws or modify any of the rights attaching to any Shares of the Company in such a way which could reasonably be expected to have, whether at the relevant time or after that, a non de minimis adverse effect on the value of the Subscription Rights or on the timing of their exercise.

6.2 The Company will not require the prior sanction of an Extraordinary Resolution to undertake any of the actions contemplated by clauses 6.1(e) and 6.1(f) inclusive if it has first obtained an opinion from the Independent Advisers that:

       6.2.1 such actions would not be materially prejudicial to the Optionholders taken as a whole in a manner which would not affect all holders of Shares in the same manner and for these purposes holders of Shares shall include holders of Options; or

       6.2.2  such actions have created an Adjustment Event.

6.3 The Company will not purchase, and will procure that its subsidiaries will not purchase, Options unless an offer to purchase is made pro rata to all Optionholders based on, for any given Optionholder, the ratio that the number of remaining Subscription Rights held by such Optionholder bears to the total number of remaining Subscription Rights held by all Optionholders, save that this clause shall not apply to a purchase made by the Company pursuant to clause 9.

7.     WINDING UP OF THE COMPANY

7.1 If at any time while any Options are outstanding an order is made or an effective resolution is passed for the winding up or dissolution of the Company or if any other dissolution of the Company by operation of law is to be effected:

       7.1.1 if the winding up or dissolution is for the purpose of implementing a reconstruction, amalgamation or scheme of arrangement on terms previously sanctioned by an Extraordinary Resolution, such terms shall be binding on the Optionholders; and

       7.1.2 in any other case, the Company shall as soon as reasonably practicable send to the Optionholders a written notice stating that such an order has been made or resolution has been passed or other dissolution is to be effected. An Optionholder may at any time within three months after the date of such notice elect, by written notice to the Company, to be treated as if he had, immediately before the date of the making of the order or passing of the resolution or other dissolution, exercised all or part of his Subscription Rights. On giving such notice, the Optionholder is entitled to receive out of the assets which would otherwise be available in the liquidation to the shareholders of the Company, such a sum, if any, as he would have received had he been the holder of and paid for the Option Shares to which he would have become entitled by virtue of that exercise, after deducting from that sum an amount equal to the aggregate Subscription Price which would have been payable by him upon such exercise. Nothing contained in this clause has the effect of requiring an Optionholder to make any actual payment to the Company.

8.     TRANSFER OF OPTIONS

       The Options are only transferable in accordance with the provisions of paragraph 2 of schedule 2. The Company shall issue a replacement Option Certificate to each of Wellington and the Names Trustee upon execution of this Instrument in the form of Schedule 1.

9.     REPURCHASE

9.1 The Company shall have the right (but not the obligation) to purchase the Options held by an Optionholder at the Fair Market Value of the Options (the "REPURCHASE"), within 15 Business Days of it becoming aware of the occurrence of any of the following events:

       9.1.1 the passing by the Optionholder of a resolution for its winding up or the making by a court of competent jurisdiction of an order for the winding up of the Optionholder or the dissolution of the Optionholder otherwise than, in each case, for the purposes of a bona-fide reorganisation;

       9.1.2 the making of an administration order in relation to the Optionholder or the appointment of a receiver over, or the taking possession of or sale by an encumbrancer of, any of the Optionholder's assets or, in relation to the Optionholder incorporated outside England and Wales, analogous proceedings taking place in the relevant jurisdiction;

       9.1.3 the making by the Optionholder of an arrangement or composition with its creditors generally or the making by the Optionholder of an application to a court of competent jurisdiction for protection from its creditors generally; or

       9.1.4 in respect of an Optionholder who is an individual, that individual is adjudged bankrupt, or makes any arrangement or composition with his or her creditors.

10.    VARIATION OF RIGHTS

10.1 All or any of the rights for the time being attached to the Options (including the Subscription Rights) may from time to time (whether or not the Company is being wound up) only be altered or abrogated with the prior sanction of an Extraordinary Resolution and shall be effected by an instrument by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

10.2   A memorandum of every such supplemental deed as is referred to in clause
       10.1 shall be endorsed on the Option Certificate and notice of such alteration or abrogation or modification shall be given by the Company to the Optionholders within five Business Days of it occurring.

11.    CONFIDENTIALITY

       The Optionholders shall keep confidential information relating to an Exit Event unless such information is required to be disclosed by law, by a rule of a securities exchange on which its shares are traded or by a governmental authority or other authority with relevant powers to which, in each case, the Optionholder is subject or submits, provided that such disclosure shall so far as is practicable be made after consultation with the

       Company and after taking into account, so far as practicable, the Company's reasonable requirements as to its timing, content and manner of making or despatch.

12.    REPLACEMENT OF OPTION CERTIFICATES

       If an Option Certificate is mutilated, defaced, lost, stolen or destroyed it will be replaced by the Company upon payment by the Optionholder of the Company's reasonable costs in connection with the issue of the replacement and on such terms as to evidence and indemnification as the Company may reasonably require. Mutilated or defaced Option Certificates in respect of which replacements are being sought must be surrendered before replacements will be issued.

13.    NOTICES

       Any notice to be given to or by the Optionholders shall be given in accordance with the provisions of paragraph 3 of schedule 2.

14.    INFORMATION RIGHTS OF OPTIONHOLDERS

14.1 The Company shall send to each Optionholder a copy of its Annual Report and all documents required by law to be annexed to it and copies of each statement, notice or circular issued to the members of the Company concurrently with the issue of the Annual Report to its members.

14.2 Optionholders shall be entitled to attend and speak at all meetings of the Company's shareholders but shall not be entitled to vote in their capacity as Optionholders.

14.3 The Company shall procure that each Optionholder (being the Names Trust for the Names who shall be sent such number of copies as it shall require) is sent copies of quarterly consolidated group accounts comprising a balance sheet, a profit and loss account and cash flow at the same time as they are sent to shareholders or, following a Listing, quarterly financial statements, if any, published in accordance with applicable laws.

15.    EFFECT OF AMENDED INSTRUMENT

       This Amended Instrument amends, supplements and restates the Original Instrument. Except as amended and supplemented hereby, the terms of the Original Instrument continue and remain in full force and effect and are restated herein for convenience.

16.    THIRD PARTY RIGHTS

       A person who is not a party to this Instrument has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Instrument but this does not affect any right or remedy of a third party which exists or is available apart from that Act (including, without limitation, the rights of the Optionholders pursuant to this Instrument).

17.    GOVERNING LAW

17.1   This Instrument and the Options shall be governed by English Law.

17.2 The courts of England shall have exclusive jurisdiction to settle any dispute arising from or connected with this Instrument or the Options.

IN WITNESS WHEREOF this Instrument has been executed by the Company as a deed and is intended to be and is hereby delivered on the date first above written.


Executed as a deed by        )
ASPEN INSURANCE              )
HOLDINGS LIMITED             )




/s/ Christopher O'Kane              Signature of Director
-----------------------



CHRISTOPHER O'KANE................  Name of Director



/s/ Julian Cusack                   Signature of Director
-----------------------



JULIAN CUSACK.....................  Name of Director

                                   SCHEDULE 1

                           FORM OF OPTION CERTIFICATE


                        ASPEN INSURANCE HOLDINGS LIMITED

                                (THE "COMPANY")

            (Incorporated in Bermuda with registered number EC32164)


                               OPTION CERTIFICATE

Certificate No:..........................


Date of Issue:...........................


Name and Address of Optionholder:


...........................................................                ,


.................................................................................


..................


Number of Subscription Rights:


...........................................................


Minimum Number of Subscription Rights Exercisable: 1,000,000, without regard to the form of exercise whether in cash or on a Cash-Less basis (or all of the remaining Subscription Rights if, following a proposed exercise of Subscription Rights, fewer than the stated minimum would be remaining) *



THIS IS TO CERTIFY that the Optionholder named above is the registered holder of an Option which entitles the holder (inter alia) to subscribe for the number of Option Shares in the capital of the Company specified above, in accordance with and subject to the provisions of the instrument entered into by way of deed poll constituting Options to subscribe for certain Non-Voting Ordinary Shares in the capital of the Company dated 21 June 2002, as amended, supplemented and restated by an amended and restated instrument dated 2 December 2003 (the "INSTRUMENT") and subject to the Organisational Documents. Terms defined in the Instrument have the same meaning when used in this Certificate. The Optionholder is entitled to the benefit of, is bound by, and is deemed to have knowledge of, all of the provisions of the Instrument. [The Wellington Option shall only be transferable to a wholly-owned subsidiary of Wellington


--------------------------------------------------------------------------------
* NOT APPLICABLE TO NAMES' OPTION
save that the Company acknowledges that Wellington may grant a charge over the Wellington Option and assign the Wellington Option and that it may assign its rights arising under this Instrument by way of security provided that, before the grant of the charge and security assignments, the chargee shall have executed an undertaking in the form of a deed (in terms reasonably satisfactory to the Company) for the benefit of the Company and the other parties to the Registration Rights Agreement and the Shareholders' Agreement that the chargee (or any other person nominated by the chargee as the person to whom the Wellington Option, the Options Shares and/or rights under this Instrument are to be transferred) shall execute a deed of adherence to the Shareholders' Agreement substantially in the form attached thereto and a written agreement to be bound by the terms and conditions of the Registration Rights Agreement in the form set out in a schedule to the undertaking of the chargee referred to above prior to, or at the time, of being registered as the holder of such Wellington Option or Option Shares whereupon the chargee (or such person) shall be bound by, and have the benefit of the Shareholders' Agreement and the Registration Rights Agreement.]

The Options represented by the Option Certificate are subject to certain transfer restrictions contained in the Instrument. The Options represented by the Option Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any United States state securities laws and may not be transferred, sold or otherwise disposed of unless (i)(a) a registration statement is in effect under the Securities Act with respect to such options or the underlying shares once such options are exercised, or (b) an exemption from the registration requirements under the Securities Act is available or the Securities Act does not apply (and, in such case, an opinion of counsel reasonably satisfactory to the Company shall have been delivered to the Company to such effect), and (ii) if required by law, the transferee is approved by applicable Bermuda regulatory authorities.

The Option Shares when issued would also contain a similar restrictive legend.

Executed as a deed by                     )
ASPEN INSURANCE                           )
HOLDINGS LIMITED                          )


_____________________________________     Signature of Director

......................................     Name of Director


_____________________________________     Signature of Director/Secretary

......................................     Name of Director/Secretary

                    FIRST SCHEDULE TO THE OPTION CERTIFICATE
                               NOTICE OF EXERCISE



To:    The Directors

       Aspen Insurance Holdings Limited

       Cannon's Court, 22 Victoria Street, Hamilton, HM12, Bermuda

                                                                          [Date]




We hereby exercise Subscription Rights over ............ of the Option Shares represented by the enclosed Option Certificate [and enclose a bankers draft/confirm other method of payment agreed by the Company] for (pound)
[ ], being the aggregate Subscription Price payable in respect thereof/by way of a Cash-Less Exercise]*.



We direct the Company to allot and issue the Option Shares in the following numbers to the following allottees:


NUMBER                                                  ALLOTTEE





We request that the share certificate(s) for the Option Shares to be issued by the Company following receipt of this Notice be sent by registered post to us at the first address shown above, marked for the attention of [o], or to the agent lodging the Option Certificate as mentioned below. We agree that the Option Shares are issued to us subject to the Organisational Documents of the Company and acknowledge that we are required to sign a deed of adherence to the Original Shareholders Agreement or the Shareholders Agreement, as applicable, and an agreement to be bound by the terms of the Registration Rights Agreement prior to the issue of the Option Shares to us, unless we are already a party thereto.]*


Signed  by                                  )

[                         ]                 )

For and on behalf of [o] Limited            )


........................................     Director/Secretary


--------------------------------------------------------------------------------
* Delete as appropriate for a Cash-Less Exercise

Lodged by: (agent to whom share certificate(s) should be sent)




Name of Agent ..................................

Address ........................................

.................................................

.................................................

For the attention of............................

                    SECOND SCHEDULE TO THE OPTION CERTIFICATE
                                FORM OF TRANSFER

                      [ON HEADED NOTEPAPER OF OPTIONHOLDER]

To:    The Directors

       Aspen Insurance Holdings Limited

       Cannon's Court, 22 Victoria Street, Hamilton, HM12, Bermuda

                                                                          [Date]

Dear Sirs

INSTRUMENT ENTERED INTO BY WAY OF DEED POLL RELATING TO OPTIONS TO SUBSCRIBE FOR CERTAIN NON-VOTING ORDINARY SHARES IN THE CAPITAL OF ASPEN INSURANCE HOLDINGS LIMITED DATED 21 JUNE 2002 AS AMENDED, SUPPLEMENTED AND RESTATED BY AN AMENDED AND RESTATED INSTRUMENT DATED [ ] 2003 (THE "INSTRUMENT").

We hereby give notice that we have today transferred Options to subscribe for
[ ] Option Shares issued pursuant to the Instrument to [Name of transferee] (the "TRANSFEREE").

We enclose our Option Certificate for cancellation by you. Please would you issue a new Option Certificate to the Transferee in respect of the Options so transferred [and a new Option Certificate to us in respect of the balance of the Options retained by us].

Yours faithfully



.........................................

for and on behalf of

[NAME OF OPTIONHOLDER]

                                   SCHEDULE 2

                         REGISTER, TRANSFERS AND NOTICES

1.     REGISTER

1.1 The Company shall keep the Register together with the statutory books of the Company at the Registered Office and shall enter in the Register:

       1.1.1  the names and addresses of the Optionholders;

       1.1.2  the number of Subscription Rights held by each Optionholder; and

       1.1.3 the date on which the name of each Optionholder is entered in the Register in respect of the Options registered in his name.

1.2 Any change in the name or address of any Optionholder shall be notified as soon as reasonably practicable following such change to the Company, following which the Company shall update the Register accordingly. The Optionholders or any of them or any person authorised by a Optionholder shall be entitled at all reasonable times during office hours upon one Business Days notice to inspect the Register and to take copies of or extracts from the Register.

1.3 The Company shall be entitled to treat the person whose name is shown in the Register as an Optionholder as the absolute owner of an Option and, accordingly, shall not be bound (except as ordered by a court of competent jurisdiction or as required by law) to recognise any equitable or other claim to, or interest in, such Option on the part of any other person whether or not it has express or other notice of such claim or interest.

1.4 An Optionholder may require its total holdings to be designated in the register by one or more entries.

2.     PERMITTED TRANSFERS

2.1 Subject to paragraph 2.2 (in the case of a Wellington Business Entity), the Options are only transferable by each Optionholder in whole or in part in accordance with the Option Certificate.

2.2 If an Optionholder, being a Wellington Business Entity (as defined in the Original Shareholders Agreement or the Shareholders Agreement, as applicable), ceases to be a wholly-owned subsidiary of Wellington then it shall (immediately prior to such cessation) transfer the Options registered in its name to Wellington or another wholly owned subsidiary of Wellington.

2.3 Every transfer of an Option shall be made by an instrument of transfer in the form set out in the second schedule to the Option Certificate or in any other form which may be approved from time to time by the Board.

2.4 The instrument of transfer of an Option shall be signed by or on behalf of the transferor but need not be signed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the Option until the name of the transferee is entered in the Register in respect of the Option.

2.5 The Board may decline to recognise any instrument of transfer of an Option unless such instrument is deposited at the Registered Office accompanied by the Option Certificate to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer. The Board may waive production of any Option Certificate upon production to them of satisfactory evidence of the loss or destruction of such instrument together with such indemnity as it may reasonably require. Subject to the foregoing provisions of this paragraph, the Board may not decline to recognise any instrument of transfer and must register the transfer of the Option(s) in accordance with this schedule 2.

2.6 The registration of a transfer shall be conclusive evidence of the approval by the Board of the transfer.

3.     NOTICES

3.1 Every Optionholder shall register with the Company an address and facsimile number to which notices can be sent and if any Optionholder fails so to do, notice may be given to the Optionholder by sending the same by any of the methods referred to in paragraph 3.2 of this schedule to his last known place of business or residence or, if none, by exhibiting the same for three Business Days at the Registered Office.

3.2 Notices and other communications to Optionholders and/or to the Company shall be in writing and shall be delivered personally, sent by pre-paid recorded delivery (or by air mail if overseas), by email or by facsimile. In proving service of a notice or other communication sent by facsimile it shall be sufficient to prove that the sender's facsimile machine received a confirmation of transmission report and that the facsimile message was properly addressed.

3.3 A notice or other communication given pursuant to the provisions of paragraph 3.2 of this schedule shall be deemed to have been served:

       3.3.1 at the time of delivery (or where such time is outside the normal business hours of the recipient, on the opening of the next following Business Day), if delivered personally or sent by pre-paid recorded delivery to the registered address of the Optionholder or the registered office for the time being of the Company, as applicable;

       3.3.2  if sent by air mail, two Business Days after posting it; or

       3.3.3 if sent by email on a Business Day between the hours of 9 a.m. and 5 p.m. (local time at recipient's address), one hour after transmission, and if sent at any other time, at 9 a.m. on the next succeeding Business Day, unless, in either case, the sender receives a return message within three hours after transmission indicating that the email has not been delivered to the intended recipient (including any message that the intended recipient is "out of the office" or otherwise unavailable), unless the sender confirms by telephone directly with the intended recipient his or her receipt of the email.

       3.3.4 when the sender's facsimile machine receives a confirmation of transmission report if delivered by facsimile.

3.4 All notices and other communications with respect to Options registered in the names of joint registered holders shall be given to whichever of such persons is named first in the Register and any notice so given shall be sufficient notice to all the joint registered holders of such Options.

3.5 Any person who, whether by operation of law, transfer or other means whatsoever, becomes entitled to any Option shall be bound by every notice properly given to the person from whom he derives his title to such Option.

3.6 When a given number of days notice is required to be given, the day of service shall be included but the day upon which such notice will expire shall not be included in calculating the number of days. The signature to any notice to be given by the Company may be written or printed.

                                   SCHEDULE 3

                                    MEETINGS

1.     EXTRAORDINARY RESOLUTIONS BINDING ON OPTIONHOLDERS

       An Extraordinary Resolution shall be binding upon all the Optionholders, whether present or not present at the meeting at which the resolution was passed so long as notice of such meeting was given to all of the Optionholders, and each of the Optionholders shall be bound to give effect to the Extraordinary Resolution. The passing of any Extraordinary Resolution shall be conclusive evidence that the circumstances of such resolution justified the passing of it. Any such resolution may be contained in one document or in several documents in like form each signed by one or more of the Optionholders.

2.     CALLING OF MEETINGS

       The Company may at any time, and upon a request in writing of Optionholders holding Options entitling them to subscribe for not less than 25 per cent. of the Option Shares convene a meeting of Optionholders (in default of which such Optionholders may convene a meeting themselves). Every such meeting shall be held at such reasonably convenient and appropriate place in the United Kingdom or overseas as the Board may approve (such approval not to be unreasonably withheld or delayed).

3.     NOTICE OF MEETINGS

       At least 21 days notice of the meeting shall be given to Optionholders provided that if it is so agreed by a majority in number of Optionholders having a right to attend and vote at the meeting, a meeting shall be deemed to have been duly called notwithstanding that it has been called by less than 21 days notice. The notice shall specify the date, time and place of the meeting and the terms of the resolutions to be proposed. The accidental omission to give notice to, or the non-receipt of any such notice by, any of the Optionholders shall not invalidate the proceedings at any meeting.

4.     CHAIRMAN

       The Optionholders present at any meeting shall choose one of their number to be chairman.

5.     QUORUM

       At any such meeting two or more persons holding Options and/or being proxies and being or representing in the aggregate Optionholder(s) registered as the holder(s) of Options entitling them to subscribe for not less than 25 per cent. of the Option Shares shall form a quorum for the transaction of business. No business other than the choosing of a chairman shall be transacted at any meeting unless the requisite quorum is present at the commencement of the meeting.

6.     ABSENCE OF QUORUM

       If, within half an hour after the time appointed for any meeting, a quorum is not present, the meeting shall, if convened upon the requisition of Optionholders, be dissolved. In any other case, it shall stand adjourned for such period, not being less than seven days nor more than 28 days, and to such time and place, as may be appointed by the chairman. At such adjourned meeting one or more persons present in person holding Options and/or being proxies (whatever the number of Options so held or represented) shall for all purposes form a quorum and shall have the power to pass any resolution (including an Extraordinary Resolution) and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

7.     ADJOURNMENTS

       The chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8.     NOTICE OF ADJOURNMENTS

       At least three days notice of any meeting adjourned due to lack of a quorum shall be given to Optionholders in the same manner as for an original meeting, and such notice shall state the quorum required at such adjourned meeting. Subject to that requirement, it shall not be necessary to give any notice of an adjourned meeting.

9.     RESOLUTIONS

       Every question submitted to a meeting shall be decided on a poll.

10.    PERSONS ENTITLED TO SPEAK AND VOTE

       The Company (through its representatives and/or legal and/or financial advisers) shall be entitled to attend and speak (but not vote) at any meeting of Optionholders. No person may attend or vote at any meeting of Optionholders or join with others in requesting the convening of such a meeting unless he is a Optionholder or the duly appointed proxy of a Optionholder.

11.    VOTES

       At any meeting on a poll every Optionholder who is present in person or by proxy shall have one vote in respect of each Option Share in respect of which he then holds Subscription Rights.

12. Any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

13.    INSTRUMENT APPOINTING A PROXY

       Each instrument appointing a proxy must be in writing signed by a duly authorised officer of the Optionholder and shall be in such form as the Board may approve. The instrument of proxy shall, unless the contrary is stated in it, be valid for the meeting to which it relates and need not be witnessed. A person appointed to act as a proxy need not be a Optionholder. The Names Trust may appoint more than one proxy, each representing a specified number of Options.

14.    DEPOSIT OF INSTRUMENT APPOINTING A PROXY

       The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified or office copy of the power or authority shall be deposited at such place or places as the Company (or the Optionholders in default of the Company convening the meeting) may in the notice of meeting direct (or if no such place is specified then at the Company's registered office) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting or the taking of a poll at which the person named in that instrument proposes to vote. The instrument of proxy is invalid if not deposited in accordance with this paragraph. A vote given in accordance with the terms of an instrument appointing a proxy is valid notwithstanding the previous revocation of the instrument of proxy or of the authority under which the instrument of proxy is given or transfer of the Options in respect of which it is given unless previous notice in writing of that revocation or transfer has been received at the Company's registered office no later than the Business Day prior to the relevant meeting. No instrument to appoint a proxy is valid after the expiration of 12 months from the date stated in it as the date of its execution.

15.    POWERS OF MEETINGS OF OPTIONHOLDERS

       A meeting of Optionholders shall (without prejudice to any powers conferred on any other person by this Instrument) have the following powers exercisable by Extraordinary Resolution:

15.1 power to sanction any compromise or arrangement proposed to be made between the Company and the Optionholders or any of them;

15.2 power to sanction any proposal by the Company for the modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Optionholders against the Company whether such rights shall arise under this Instrument or otherwise;

15.3 power to sanction any proposal by the Company for the exchange or substitution for the Options of, or the conversion of the Options into, shares, stock, bonds, debentures, debenture stock or other obligations or securities of the Company, or any other body corporate formed or to be formed;

15.4 power to assent to any modification of the provisions contained in this Instrument which shall be proposed by the Company;

15.5 power to authorise any person to concur in and execute all such documents and do all such acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

15.6 power to discharge or exonerate any person from any liability in respect of any act or omission for which such person may have become responsible under this Instrument;

15.7 power to give any authority, direction or sanction which under the provisions of this Instrument is required to be given by Extraordinary Resolution; and

15.8 power to appoint any person (whether a Optionholder or not) as an agent or to a committee or committees to represent the interests of the Optionholders and to confer upon such agent or committee any powers or discretions which the Optionholders could themselves exercise by Extraordinary Resolution.

16.    EXTRAORDINARY RESOLUTIONS BINDING ON OPTIONHOLDERS

       An Extraordinary Resolution shall be binding upon all the Optionholders, whether present or not present at the meeting at which the resolution was passed, and each of the Optionholders shall be bound to give effect to the Extraordinary Resolution. The passing of any Extraordinary Resolution shall be conclusive evidence that the circumstances of such resolution justified the passing of it.

17.    WRITTEN RESOLUTION

       A resolution in writing signed by Optionholders in respect of Options entitling them to subscribe for not less than 75 per cent. of the Option Shares who are for the time being entitled to receive notice of meetings in accordance with the provisions of this Instrument shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting duly convened and held in accordance with the provisions of this schedule. Any such resolution may be contained in one document or in several documents in like form each signed by one or more of the Optionholders.

18.    MINUTES OF MEETINGS

       Minutes of all resolutions and proceedings at every meeting of the Optionholders shall be made and duly entered in books provided for that purpose from time to time by the Company. Minutes signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of the Optionholders, shall be conclusive evidence of the matters contained in those minutes. Until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made and signed in this way shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at the meeting to have been duly passed and transacted.

                                   SCHEDULE 4

                            EXTRAORDINARY RESOLUTION

                            WRITTEN RESOLUTION OF THE

                                OPTIONHOLDERS OF

                        ASPEN INSURANCE HOLDINGS LIMITED



                                                 (THE "COMPANY")

In accordance with the terms of the Instrument Constituting an Option to Subscribe for Shares in the Company dated 21 June 2002 (the "Original Instrument") we, the undersigned, being all of the Optionholders (as defined therein) HEREBY RESOLVE as follows:

THAT the amendments to the Option Instrument set out in the Amended and Restated Instrument Constituting Options to Subscribe for Shares in Aspen Insurance Holdings Limited attached hereto be and hereby are approved (the "Instrument").

THAT for the purposes of Clause 10 of the Option Instrument this written resolution of the Optionholders shall constitute the prior sanction of an Extraordinary Resolution.

Capitalised terms used in this resolution and not otherwise defined herein shall have the meanings ascribed to them in the Instrument.

This resolution may be executed by the parties listed below in several counterparts (whether original or facsimile counterparts) and upon the execution of all such counterparts by one or more parties, each such counterpart shall be deemed to be an original thereof.



This resolution is dated 2 December 2003.





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ON BEHALF OF WELLINGTON UNDERWRITING PLC




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ON BEHALF OF HARRINGTON TRUST LIMITED